Exhibit 10.58

Confidential

Rodina Capital

March 20, 2023

Rubicon Technologies, Inc.

335 Madison Ave 4th Floor

New York, NY 10017

Re: Financing Commitment

Ladies and Gentlemen:

Rodina Capital or a third party investor designated by Rodina Capital (the “Investor”), intends to provide financing to Rubicon Technologies, Inc. (the “Company”), a Delaware corporation, through the issuance by the Company of debt and/or equity securities, including, without limitation, shares of capital stock, securities convertible into or exchangeable for shares of capital stock, warrants, options, or other rights for the purchase or acquisition of such shares and other ownership or profit interests of the Company, all pursuant to a Financing Agreement, to be entered into by and among the Company, the Investor, and the other parties thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”). The Investor hereby commits to the Commitment (as hereinafter defined). Any debt issued pursuant to this letter would have a term of at least 12 months and any equity or equity linked securities issued under this letter would have a fixed price such that no other shareholder or other exchange approvals would be required.

This is to advise you that, upon the terms and subject to the conditions set forth below, Investor hereby agrees to contribute, to the extent other equity or incremental debt capital of an equivalent amount has not been provided to the Company by December 31, 2023, to the Company an aggregate amount in cash equal to $15 million (the “Commitment”), which amount the Company in turn shall use for working capital and general corporate purposes; provided that Investor, will not under any circumstances, be obligated to contribute or cause to be contributed to the Company more than the Commitment.

This letter agreement, including the obligations set forth in paragraph 2, will automatically expire, with no additional notice required, and with no further liabilities or obligations upon the earliest of (i) the termination of the Commitment by mutual consent of the parties hereto, (ii) the termination of the Financing Agreement (once entered into) in accordance with its terms, (iii)  immediately if the Company files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it, (iv) the consummation of the Closing (including satisfaction by the Investor in full of all of their respective funding obligations under the Financing Agreement), or (v) a successful recapitalization of the Company’s senior term loans with a new long-term loan of at least $75 million.

The rights and obligations of the Company set forth herein will not be assignable without the Investor’s prior written consent, and the granting of such consent in a given instance will be solely in the discretion of the Investor and, if granted, will not constitute a waiver of this requirement as to any subsequent assignment. The Investor’s obligations to fund the Commitment may not be assigned to any other Person other than to an Affiliate of Investor; provided, no such assignment shall relieve the Investor from any obligations under this letter agreement.

Notwithstanding anything that may be expressed or implied in this letter agreement, each party hereto, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that, no recourse hereunder or under any documents or instruments delivered in connection herewith will be had against any Related Party (as hereinafter defined) of the Investor or any Related Party of any such Related Parties, whether by the enforcement of any assessment or by any legal or equitable proceedings, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever will attach to, be imposed on, or otherwise be incurred by any Related Party of the Investor or any Related Party of any such Related Parties, as such for any obligations of the Investor under this letter agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of, or by reason of, such obligations or their creation. None of the Investor or any of its Related Parties (other than the Company) or any Related Party of such Related Parties will have any liability for any debts, obligations or liabilities of the Company or any other person, except pursuant to the Limited Guaranty. For the purposes of this letter agreement, the terms “Related Party” and “Related Parties” mean, with respect to any person, any and all former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders or affiliates of such person.

Investor hereby represents and warrants with respect to itself that (i) it is duly authorized, validly existing and in good standing under the laws of its jurisdiction of formation and it has all power and authority to execute, deliver and perform this letter agreement; (ii) the execution, delivery and performance of this letter agreement by Investor has been duly and validly authorized and approved by all necessary corporate action, and no other proceedings or actions on the part of Investor are necessary therefor; (iii) this letter agreement has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against Investor in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar applicable law now or hereafter in effect affecting creditors’ rights generally, or by principles governing the availability of equitable remedies; and (iv) the execution, delivery and performance by Investor of this letter agreement do not and will not (a) violate the organizational documents of Investor, (b) violate any applicable law, decree, order or judgment binding on Investor or its assets, or (c) result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, any contract or agreement to which such Investor is a party.

All issues and questions concerning the construction, validity, interpretation and enforceability of this letter agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto irrevocably consent to the jurisdiction and venue of the state and federal courts located in the State of Delaware in connection with any action relating to this letter agreement.

Whenever possible, each provision of this letter agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter agreement or the application of any such provision to any person or circumstance will be held to be prohibited by, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision will be ineffective only to the extent of such prohibition, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this letter agreement.

This letter agreement may be executed in counterparts (including by means of telecopied or other electronic signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same letter agreement. The exchange of copies of this letter agreement and of signature pages by facsimile transmission or other electronic delivery will constitute effective execution and delivery of this letter agreement as to the parties and may be used in lieu of the original letter agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic delivery will be deemed to be their original signatures for all purposes.

This letter agreement and the documents referred to herein contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior letters and understandings, whether written or oral, relating to such subject matter in any way.

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, ACTION, CLAIM, CAUSE OF ACTION, SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS LETTER AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY THAT THIS PARAGRAPH CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE PARTIES ARE RELYING AND WILL RELY IN ENTERING INTO THIS LETTER AGREEMENT AND ANY OTHER LETTER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

No other Person that is not a party to this letter is a beneficiary or has any rights under this letter.

This letter agreement may not be amended or modified and the terms and conditions hereof may not be waived, without the prior written consent of Investor and the Company.

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If this letter agreement is agreeable to you, please so indicate by signing in the space indicated below.

Very truly yours,

Rodina Capital

By:
Name:
Title:

Accepted and agreed as of the date first set forth above.

RUBICON TECHNOLOGIES, INC.

By:
Name:
Its:

[Signature Page to the Commitment Letter]

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